Exhibit 99.2

PRELIMINARY COPY

Lorillard, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on [—]
Vote by Internet
• Go to www.investorvote.com/LO
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
•	Call toll free [—] within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.

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	For	Against	Abstain

1. Proposal to adopt the Agreement and Plan of Merger, dated as of July 15, 2014, as it may be amended from time to time, among Lorillard, Inc., Reynolds American Inc. and Lantern Acquisition Co., pursuant to which Lantern Acquisition Co. will be merged with and into Lorillard, Inc., and Lorillard, Inc. will continue as the surviving corporation and a wholly owned subsidiary of Reynolds American Inc.	☐	☐	☐

2. Proposal to approve, on a non-binding, advisory basis, the compensation payments that will or may be paid by Lorillard, Inc. to its named executive officers in connection with the merger.	☐	☐	☐

3. Proposal to approve the adjournment of the special meeting of Lorillard shareholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.

/	/

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

PRELIMINARY COPY

LORILLARD, INC.

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

ADMISSION TICKET

Special Meeting of Shareholders

[—] at [—]:[—] a.m.

[—]

Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders.

The Proxy Statement is available at: [—]

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Lorillard, Inc.	+

This proxy is solicited on behalf of the Board of Directors of Lorillard, Inc. for the Special Meeting of Shareholders on [—].

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders of Lorillard, Inc. (“Lorillard” or the “Company”) and the accompanying Proxy Statement for the Special Meeting of Shareholders to be held on [—] starting at [—]:[—] a.m., Eastern Daylight Time, at [—], and (2) appoints David H. Taylor and Ronald S. Milstein, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of Lorillard that the undersigned would be entitled to cast if personally present at the special meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the special meeting, all in accordance with, and as described in, the accompanying Notice of Special Meeting.

The Board of Directors makes the following recommendation: (1) a vote “FOR” the adoption of the Agreement and Plan of Merger, dated as of July 15, 2014, as it may be amended from time to time, among Lorillard, Reynolds American Inc. and Lantern Acquisition Co.; (2) a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation payments that will or may be paid by Lorillard to its named executive officers in connection with the merger; and (3) a vote “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY

THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR”

PROPOSALS 1, 2 AND 3.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of Lorillard that the undersigned would be entitled to cast if personally present at the special meeting and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the special meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Item

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+